U.S. SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 Form 8-K Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report: December 2, 2009

Commission File No. 333-127388

Zoro Mining Corp. [Missing Graphic Reference] (Exact name of registrant as specified in its charter)

Nevada	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3040 North Campbell Ave. #110 Tucson, Arizona 85719 (Address of principal executive offices)

(520) 299-0390 (Issuer’s telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective on November 24, 2009, the Board of Directors of Zoro Mining Corp., a corporation organized under the laws of the State of Nevada (the “Company”), authorized the execution of a mineral assets option agreement dated effective as of September 23, 2009 (the “Agreement”) among each of Sociedad Gareste Limitada (“Gareste”), Twaine Assets SA, Agosto Corporation Limited, Yu Cui, Zhao Heng, Ye Bin, Sun Suzhuan and Chen Zou (collectively, the “Parties”). In accordance with and subject to the terms and provisions of the Agreement, the Company acquired a 100% legal and beneficial interest in and to  twelve property mineral exploration concessions covering nearly 2,900 hectares in a dry lake bed with inflow waters and subsurface brines known as the Piedra Parada Salar, and eight mineral exploration concessions encompassing roughly 2,300 hectares at the  Fritis precious metals project, both located in Chile’s Atacama Region III (collectively, the “Mineral Property Interests”). As of the date of this Current Report, the Company has been deemed to have duly exercised the option and acquired the Mineral Property Interests. Said Mineral Property Interests are being duly conveyed to the Company’s Chilean subsidiary through notarized instruments, publication and other requirements in accordance with Chilean laws.

In further accordance with the terms and provisions of the Agreement, the Company: (i) issued on December 2, 1009 an aggregate of 19,400,000 restricted shares of its common stock proportionately to the vending Parties; (ii)  caused to be paid all underlying option, regulatory and governmental payments and assessment work required to keep the Mineral Property Interests in good standing; and (iii) granted to one of the vending parties, Gareste, a 2% net smelter return royalty (“NSR”) on the proceeds of any production from each of the Piedra Parada and Fritis properties capped at $6,000,000 at each property, one-half of which at each property can be repurchased by the Company at any time before commencement of any production at that property for the sum of $2,000,000.

At both Piedra Parada and Fritis, Zoro anticipates that it will prepare NI 43-101 Technical Reports, and if warranted, commission exploration programs focusing on the precious metal potential of the surface minable or otherwise developable portions of these properties.

Previous work by Gareste at the Piedra Parada project in the 1990’s included surface and auger drill field testing and sampling of the sediments and inflow streams, which identified precious metal anomalies.  The rights to lithium, light metals and commercial salts (collectively, the “Lithium Materials”) in the Piedra Parada  concessions have been previously conveyed by Gareste to a third-party, with Gareste retaining a 2% NSR  royalty on Lithium Materials together with other rights and payments.  As part of this acquisition, Gareste has conveyed the NSR and other rights and payments at Piedra Parada to the Company.

SECTION 3. SECURITIES AND TRADING MATTERS

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Effective on November 24, 2009, the Board of Directors authorized the issuance of an aggregate of 19,400,000 shares of common stock proportionately to those certain Parties in accordance with the terms and provisions of the Agreement. These shares were issued on December 2, 2009.

The shares of Common Stock issued in accordance with the debt settlements were to non-United States residents in reliance on Regulation S promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”). The shares of Common Stock have not been registered under the Securities Act or under any state securities laws and may not be offered or sold without registration with the United States Securities and Exchange Commission or an applicable exemption from the registration requirements. The Parties each acknowledged that the securities to be issued have not been registered under the Securities Act, that they understood the economic risk of an investment in the securities, and that they had the opportunity to ask questions of and receive answers from the Company’s management concerning any and all matters related to acquisition of the securities.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01                      Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Mineral Assets Option Agreement dated September 24, 2009 among each of Gareste Limitada, Twaine Assets SA, Agosto Corporation Limited, Yu Cui, Zhao Heng, Ye Bin, Sun Suzhuan, Chen Zou and Zoro Mining Corp incorporated by reference and filed by the Company with the Securities and Exchange Commission on Form 8-K/A on October 19, 2009.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                             Zoro Mining Corp.

      Date:  December 7, 2009                 By:/s/ Andrew Brodkey
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Andrew Brodkey
President/Chief Executive Officer

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